ARTICLES OF INCORPORATION
             For Use by Domestic Profit Corporations
             Corporate Identification Number 300-853

     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

ARTICLE I

The name of the corporation is Sand Creek Communications Company.

ARTICLE II

The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

ARTICLE III

The total authorized shares:

1.  Common Shares:  One Hundred Sixty Thousand (160,000)
    Preferred Shares:  None

2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows: None.

ARTICLE IV

1.  The address of the registered office is:  6525 Sand Creek
Highway, Sand Creek, Michigan 49279.

2. The mailing address of the registered office, if different than above: 6525 Sand Creek Highway, P.O. Box 66, Sand Creek,
Michigan 49279-0066.

3.  The name of the resident agent at the registered office is:
Margie M. Gallatin.

ARTICLE V

The name and address of the incorporator is as follows:  Ronald
W. Bloomberg, 232 South Capitol Avenue, Suite 1000, Lansing,
Michigan 48933.

ARTICLE VI

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or if the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VII

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, set forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporation action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an office or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.

ARTICLE VIII

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. However, this Article shall not eliminate or limit the liability of a director for any of the following:

     a. A breach of the director's duty of loyalty to the Corporation or its shareholders.
     b. Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law.
     c.  A violation of Section 551(1) of the Michigan Business
Corporation Act.
     d. A transaction from which the director derived an improper personal benefit.
     e. An act or omission occurring before the effective date of this Article.

Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to, any breach of the director's fiduciary duty occurring before such repeal or modification.

I, the incorporator, sign my name this 8th day of June, 1995.

/s/Ronald W. Bloomberg
Ronald W. Bloomberg



                                            As Amended: __________

                          BYLAWS OF THE
                SAND CREEK COMMUNICATIONS COMPANY

                            ARTICLE I

                             Meetings

     Section 1. Place Of Meeting. Any or all meetings of the shareholders, and of the Board of Directors, of this corporation may be held anywhere within the State of Michigan, provided that no meeting shall be held at a place other than the registered office, except pursuant to bylaws or resolution adopted by the Board of Directors.

     Section 2. Annual Meeting Of Shareholders. The annual meeting of the shareholders shall be held in each year on the first Saturday in May, at 2:00 o'clock P.M., one of the purposes of which shall be the election of a Board of Directors.

     Section 3. Notice Of Annual Meeting Of Shareholders. At least ten (10) days prior to the date fixed by Section 2 of this article for the holding of the annual meeting of shareholders, written notice of the time, place, and purposes of such meeting shall be mailed, as hereinafter provided, to each shareholder entitled to vote at such meeting.

     Section 4. Delayed Annual Meeting. If, for any reason, the annual meeting of the shareholders shall not be held on the day hereinbefore designated, such meeting may be called and held as a special meeting, and the same proceedings may be had thereat as at an annual meeting, provided, however, that the notice of such meeting shall be the same herein required for the annual meeting, namely, not less than a ten (10) day notice.

     Section 5. Order Of Business At Annual Meeting. The order of business at the annual meeting of the shareholders shall be as follows:

     (a)  roll call,
     (b)  reading notice and proof of mailing,
     (c)  report of president,
     (d)  report of secretary,
     (e)  report of treasurer,
     (f)  election of directors,
     (g) transaction of other business mentioned in the notice, and
     (h)  adjournment,

provided that, in the absence of any objections, the presiding officer may vary the order of business at his discretion.

     Section 6. Special Meetings Of Shareholders. A special meeting of the shareholders may be called at any time by the president, or by a majority of the Board of Directors, or by shareholders entitled to vote upon not less than an aggregate of fifty (50) percent of the outstanding shares of the corporation having the right to vote at such special meeting. The method by which such meeting may be called is as follows: upon receipt of a specification in writing setting forth the date and objects of such proposed special meeting, signed by the president, or by a majority of the Board of Directors, or by shareholders as above provided, the secretary of this corporation shall prepare, sign, and mail the notices requisite to such meeting.

     Section 7. Notice Of Special Meeting Of Shareholders. At least three (3) days prior to the date fixed for the holding of any special meeting of shareholders, written notice of the time, place, and purposes of such meeting shall be mailed, as hereinafter provided, to each shareholder entitled to vote at such meeting. No business not mentioned in the notice shall be transacted at such meeting.

     Section 8. Organization Meeting Of Board. At the place of holding the annual meeting of shareholders, and immediately following the same, the Board of Directors as constituted upon final adjournment of such annual meeting shall convene for the purpose of electing officers and transacting any other business properly brought before it, provided, that the organization meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the directors of such new Board.

     Section 9. Regular Meetings Of Board. Regular meetings of the Board of Directors shall be held not less frequently than once in each three (3) months at such time and place as the Board of Directors shall from time to time determine. No notice of regular meetings of the Board shall be required.

     Section 10. Special Meetings Of Board. Special meetings of the Board of Directors may be called by the president at any time by means of such written notice by mail of the time, place, and purpose thereof to each director as the president in his discretion shall deem sufficient, but action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as hereafter provided. The President may call special meetings of the Board by telephone provided that proper written notice is sent to any director who cannot be reached by telephone, and that the first action at the special Board meeting is a formal waiver by the directors of written notice of the meeting.

     Section 11. Notices And Mailing. All notices required to be given by any provision of these bylaws shall state the authority pursuant to which they are issued (as, "by order of the president," or "by order of the Board of Directors," or "by order of shareholders," as the case may be) and shall bear the written or printed signature of the secretary. Every notice shall be deemed duly served when the same has been deposited in the United States mail, with postage fully prepaid, plainly addressed to the sendee at his, her, or its last address appearing upon the original or duplicate stock ledger of this corporation at its registered office in Michigan.

     Section 12. Waiver Of Notice. Notice of the time, place, and purpose of any meeting of the shareholders or the Board of Directors may be waived by telegram, radiogram, cablegram, or other writing, either before or after such meeting has been held.

                            ARTICLE II

                              Quorum

     Section 1.     Quorum Of Shareholders.  Twenty-five percent
(25%) of the common stock issued and outstanding present by the record holders thereof in person or by proxy shall constitute a quorum at any meeting of the shareholders.

     Section 2.     Quorum Of Directors.  A majority of the
directors shall constitute a quorum.

                           ARTICLE III

                  Voting, Elections And Proxies

     Section 1. Who Entitled To Vote. Except as the articles or an amendment or amendments thereto otherwise provide, each shareholder of this corporation shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of capital stock of this corporation held by such shareholder, subject, however, to the full effect of the limitations imposed by the fixed record date for determination of shareholders set forth in Section 2 of this article.

     Section 2. Record Date For Determination Of Shareholders. Twenty (20) days preceding (a) the date of any meeting of shareholders, (b) the date for the payment of any dividends, (c) the date for the allotment of rights, (d) the date when any change or conversion or exchange of capital stock shall go into effect is hereby fixed as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment, of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation or otherwise after any such record date fixed as aforesaid. Nothing in this section shall affect the rights of a shareholder and his transferee or transferor as between themselves.

     Section 3. Proxies. No proxy shall be deemed operative unless and until signed by the shareholder and filed with the corporation. In the absence of limitation to the contrary contained in the proxy, the same shall extend to all meetings of the shareholders and shall remain in force three years from its date and no longer.

     Section 4. Inspectors Of Election. Whenever any person entitled to vote at a meeting of the shareholders shall request the appointment of inspectors, the chairman of the meeting shall appoint not more than three inspectors who need not be shareholders. If the right of any person to vote at such meeting shall be challenged, the inspectors shall determine such right.
The inspectors shall receive and count the votes either upon an election or for the decision of any question and shall determine the result. Their certificate of any vote shall be prima facie evidence thereof.

                            ARTICLE IV

                        Board Of Directors

     Section 1. Number And Term Of Directors. The business, property, and affairs of this corporation shall be managed by a Board of Directors composed of five (5) members, who must be shareholders. Each director shall hold office for a term of three years and until his successor is elected and qualified. Elections of directors shall be organized in three-year cycles so that two directors are elected to their terms in each of the first two years of the cycle and one director elected in the third year of the cycle.

     Section 2. Vacancies. Vacancies in the Board of Directors shall be filled by appointment made by the remaining directors. Each so elected to fill a vacancy shall remain a director until his successor has been elected by the shareholders, who may make such election at their next annual meeting or at any special meeting, duly called for that purpose, held prior thereto.

     Section 3. Action By Unanimous Written Consent. If and when the directors shall severally or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors.

     Section 4.     Power To Elect Officers.  The Board of
Directors shall elect from among their members a president and one vice president. The Board shall also select a secretary-treasurer, or secretary and treasurer, in its discretion, who need not be members of the Board.

     Section 5.     Power To Appoint Other Officers And Agents.
The Board of Directors shall have power to appoint such other officers and agents as the Board may deem necessary for transaction of the business of the corporation.

     Section 6. Removal Of Officers, Agents And Directors. Any officer or agent may be removed by the Board of Directors whenever in the judgment of the Board the business interest of the corporation will be served thereby.

     A majority in number of shares voted by shareholders of the corporation shall have the power at any regular or special stockholders' meeting legally called for such purpose to remove any director or officer and elect his successor. Thereupon, the director or officer so removed shall cease to be a director or officer of the corporation. Provided, such director or officer shall be given ten (10) days' notice of such meeting and furnished with a copy of the complaint or charges against him, and opportunity shall be given to such director or officer at such meeting to disprove such complaint or charges. Grounds for removal of a director shall include, but not be limited to, breach of fiduciary duty, conflict of interest, or negligence in carrying out the director's responsibilities.

     Attendance at regular and special meetings of the Board of Directors shall be required for each director. Failure to attend two consecutive board meetings or three board meetings through a calendar year without an excuse deemed acceptable to the Board of Directors shall be treated as a resignation by the director involved. The Board shall declare the director's position vacant under these circumstances and follow the procedures in Section 7 of this article.

     Section 7. Power To Fill Vacancies. The Board shall have power to fill any vacancy in any office occurring from any reason whatsoever, provided, that the power herein conferred to fill vacancies shall not apply to any director or officer removed by the shareholders as hereinafter provided.

     Section 8. Power To Require Bonds. The Board of Directors may require any officer or agent to file with the corporation a satisfactory bond conditioned for faithful performance of his duties.

     Section 9. Compensation. The compensation of directors, officers and agents may be fixed by the Board.

     Section 10. Appointment Of Appraisers. Whenever any personal or real property not having a readily ascertainable fixed value shall be exchanged for stock in the corporation, the Board of Directors may appoint one or more disinterested appraisers to determine the value upon the property for which stock is being exchanged.

                            ARTICLE V

                             Officers

     Section 1. President. The president shall be elected by, and from the membership of, the Board of Directors. He shall be the chief executive officer of the corporation. He shall be ex-officio a member of all standing committees and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. He shall sign as president all orders upon the treasurer of the corporation.

     Section 2. Vice-President. One vice-president shall be elected by the Board of Directors. The vice-president shall be chosen from the membership of the Board of Directors. Such vice-president shall perform the duties and exercise the powers of the president during the absence or disability of the president.

     Section 3. Secretary. The secretary shall attend all meetings of the shareholders and of the Board of Directors and shall preserve in books of the corporation true minutes of the proceedings of all such meetings. He shall safely keep in his custody the seal of the corporation and shall have the authority to affix the same to all instruments where its use is required. He shall perform such other duties as may be delegated to him by the Board of Directors.

     Section 4. Treasurer. The treasurer shall have custody of all corporate funds and securities and shall keep in books belonging to the corporation full and accurate accounts of all receipts and disbursements; he shall deposit all moneys, securities, and other valuable effects in the name of the corporation in such depositories as may be designated for that purpose by the Board of Directors. He shall disburse the funds of the corporation upon the order of the president, duly attested or countersigned by him. He shall render to the president and directors at the regular meetings of the Board, and whenever requested by them, an account of all his transactions as treasurer, and of the financial condition of the corporation, and shall regularly render a quarterly financial statement to the Board. If required by the Board, he shall deliver to the president of the corporation, and shall keep in force, a bond in form, amount and with a surety or sureties satisfactory to the Board, conditioned for faithful performance of the duties of his office, and for restoration to the corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his possession or under his control belonging to the corporation. The treasurer may delegate any or all of these duties to management, employees, or outside services, but shall retain the responsibility for fulfilling each of the treasurer's functions.

     Section 5. The offices of secretary and treasurer may be combined in one person, who shall perform the respective duties of each office in the discretion of the Board.

                            ARTICLE VI

                       Stock And Transfers

     Section 1. Certificates Of Share. Every shareholder shall be entitled to a certificate of his shares signed by the president or vice-president and the secretary or the treasurer under the seal of the corporation, certifying the number and class of shares represented by such certificates, which certificates shall state the terms and provisions of all classes of shares and, if such shares are not full paid, the amount paid; provided, that where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of such corporation, and by a registrar, the signature of any such president, vice-president, secretary or treasurer, and the seal of the corporation, may be a facsimile.

     Section 2. Transferable Only On Books Of Corporation. Shares shall be transferable only on the books of the corporation by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificate lawfully therefor. A record shall be made of every such transfer and issue. Whenever any transfer is made for collateral security and not absolutely, the fact shall be so expressed in the entry of such transfer.

     Section 3.  Restrictions On Transfer And Ownership Of Stock

          A.   Restrictions On Transfer Of Shares

     Shareholders desiring to sell their shares of the corporation shall first present the shares to the corporation for sale. Commencing with receipt of written notice from a shareholder who wishes to sell his or her stock in the corporation, the corporation shall have a period of sixty (60) days in which to exercise this right of first refusal and buy the shares. If this period of time elapses without a consummation of the transaction by the corporation, the shareholder shall be free to sell the shares to any party who meets the shareholder requirements established in these bylaws and/or by Board policies. The corporation shall notify the shareholder before the end of the sixty day period if it decides it will not be interested in purchasing the stock.
Purchase of the stock shall be for cash, unless another payment plan is acceptable to the shareholder.

     The price to be paid by the corporation for the stock shall be established between the corporation and the shareholder not lower than the price per share established by the Board of Directors for the purchase and sale of company stock (Section 5 below) and not higher than the amount offered to the shareholder (in a valid and currently unexpired offer) by an outside, unrelated third party for the shares being presented to the corporation for purchase.

     The right of first refusal the corporation retains regarding all outstanding corporation stock shall not be enforced in the transactions involving immediate family members. (For purposes of this section, "immediate family member" shall be defined for individuals to be spouses, children, parents, or siblings. These immediate family members are to include marital relationships and those created by law such as adoption. If the stock is held by a corporation, "immediate family member" shall be defined as members of the controlled group, as defined under the Internal Revenue Code, to which the corporate shareholder belongs.)

          B.   Limitation On Percent Of Ownership

     The shareholders' position concerning stock ownership is that the corporation's services, its responsiveness to the needs of the communities served, and the level of the rates charged to its customers are best preserved through local community ownership. This policy is considered of major importance to the corporation's continued success and its ability to best serve its customers. Therefore, no shareholder shall own more than eight percent (8%) of the corporation's issued and outstanding stock. Should the circumstance arise through immediate family transfers described above or inheritance where a shareholder does own more than eight percent (8%) of the then issued and outstanding common stock shares, the excess shares shall be purchased by the corporation as described above. The corporation shall retain the right to issue additional shares to the other then existing shareholders at the then stated transfer price (see Section 5 below) to reduce the holdings of the shareholder in question to eight percent (8%) of the outstanding stock. For purposes of this section, stock issued but being held by the corporation as treasury stock shall not be considered as outstanding stock.

          C.   Limitation On Ownership

     Because of the importance of local control to the corporation and to its shareholders discussed in (B) above, the Board of Directors is authorized and required to establish a policy for limitations on the persons and entities to whom the corporation will sell its stock. Such a policy shall be based upon the business needs of the corporation and shall not be discriminatory or against public policy.

     Section 4.  Transfer Agent And Registrar.  The Board of
Directors may appoint a transfer agent and registrar of transfers and may require all certificates of shares to bear the signature of such transfer agent and of such registrar of transfers, or as the Board may otherwise direct.

     Section 5.  Regulations, Policies, And Establishing Share
Transfer Price. The Board of Directors shall have power and authority to make all such rules and regulations as the Board shall deem expedient regulating the issue, transfer, and registration of certificates for shares in this corporation.

     In addition, the Board of Directors shall establish from time to time (at least annually) a transfer price which shall be used by the corporation for the purchase of stock offered by existing shareholders or for the sale of corporation stock to new shareholders. Such price shall be set to reflect a fair current value for the stock being sold or purchased.

     The Board of Directors shall also adopt a policy to define eligible shareholders as described in Section 3 above and a policy to assure fair and orderly sales of the corporation stock it acquires from shareholders when exercising its right of first refusal.

                           ARTICLE VII

                      Dividends And Reserves

     Section 1. Sources Of Dividends. The Board of Directors shall have power and authority to declare dividends.
     Section 2. Manner Of Payment Of Dividend. Dividends may be paid in cash, in property, in obligations of the corporation, or in shares of the capital stock of the corporation.

     Section 3. Reserves. The Board of Directors shall have power and authority to set apart, out of any funds available for dividends, such reserve or reserves, for any proper purpose, as the Board in its discretion shall approve, and the Board shall have power and authority to abolish any reserve created by the Board, subject to requirements of applicable law.

                           ARTICLE VIII

                       Right Of Inspection

     Section 1.  Inspection Of List Of Shareholders.  At least ten
(10) days before every election of directors, a complete list of shareholders entitled to vote at such election shall be open to examination by any registered shareholder entitled to vote at such election.

     Section 2. Inspection Of Books On Account And Stock Books. The books of account and stock books of this corporation shall be open to inspection at all reasonable times and for any proper purpose by the shareholders; provided, that no person who has not then been a shareholder of record of this corporation for at least three (3) months prior to making such application shall be permitted to exercise such privilege of inspection, except pursuant to resolution of the Board of Directors.

                            ARTICLE IX

                     Execution Of Instruments

     Section 1. Checks, Etc. All checks, drafts and orders for payment of money shall be signed in the name of the corporation and shall be countersigned by any one of the officers of the corporation.

     Section 2. Contracts, Conveyances, Etc. When the execution of any contract, conveyance, or other instrument has been authorized without specification of the executing officers, the president or vice-president, and the secretary may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto. The Board of Directors shall have the power to designate the officer and agent who shall have authority to execute any instrument on behalf of this corporation.

                            ARTICLE X

             Indemnification Plan Of The Corporation

     Section 1. Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. Actions In The Right Of The Corporation. The corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and except that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 3. Mandatory And Permissive Payments. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of the of the Indemnification Plan of the corporation or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Any indemnification under Sections 1 or 2 of the Indemnification Plan of the corporation (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he met the applicable standard of conduct set forth in Sections 1 and 2 of the Indemnification Plan of the corporation. Such determination shall be made in either of the following ways:

     (1) by the Board by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding;

     (2) by independent legal counsel in a written opinion, if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs; or

     (3)  by the shareholders.

     Section 4. Expense Advances. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Sections 1 or 2 of the Indemnification Plan of the corporation may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in the manner provided in subsection (2) of Section 3 of the Indemnification Plan of the corporation upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation.

     Section 5. Continuation. The indemnification provided in Sections 1 to 4 of the Indemnification Plan of the corporation continues as to a person who has ceased to be a director, officer, employee or agent and shall insure the benefit to the heirs, executors and administrators of such person.

     Section 6. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have power to indemnify him against such liability under Sections 1 to 5 of the Indemnification Plan of the corporation.

     Section 7. Changes In Michigan Law. In the event of any change of the Michigan statutory provisions applicable to the corporation relating to the subject matter of this Article or these Bylaws, the indemnification to which any person shall be entitled hereunder shall be determined by such changed provisions.

     Section 8. Limitation Of Director's Liability. To the fullest extent authorized by the laws of the State of Michigan, and subject only to the exceptions contained in MCL 450.1209(c), a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for a breach of the director's fiduciary duty.

                            ARTICLE XI

                       Amendment Of Bylaws

     The shareholders or the Board of Directors may make and alter these bylaws provided that the Board of Directors shall not make or alter any bylaws fixing their qualifications, classifications or term of office.